CARMAX REPORTS RECORD FIRST QUARTER RESULTS
                   -------------------------------------------

                      Releases Second Quarter Expectations
                      ------------------------------------

Richmond, Va., June 20, 2003 - CarMax, Inc. (NYSE: KMX) today reported record results for the fiscal 2004 first quarter ended May 31, 2003.

o Total sales rose 17% to $1.17 billion compared with $1.01 billion in the fiscal 2003 first quarter ended May 31, 2002.

o Net earnings rose 21% to $35.3 million, or 34 cents per share, compared with $29.2 million, or 28 cents per share, in last year's first quarter.

       o Excluding $1.9 million, or 2 cents per share, of non-tax-deductible costs of separation from Circuit City, the prior year's first quarter earnings were $31.1 million, or 30 cents per share.

o For the second quarter, ending August 31, 2003, CarMax expects comparable store used unit sales growth in the range of 6% to 8% and earnings per share in the range of 33 cents to 35 cents.

SALES

Sales Components
----------------

(Dollar amounts in millions)                      Three Months Ended May 31
                                                  -------------------------
                                               2003        2002      % Change(2)
                                               ----        ----      --------
Used vehicle sales.......................   $  890.1    $  737.8        21%
New vehicle sales........................      136.4       132.3         3%
Wholesale vehicle sales..................      100.7        92.5         9%
Other sales and revenues(1)..............       45.6        43.2         5%
                                                ----        ----
Net sales and operating
    revenues(1)..........................   $1,172.8    $1,005.8        17%
                                            ========    ========

(1) CarMax now classifies finance fees received from third-party lenders in other sales and revenues. Other sales and revenues also include extended warranty revenues, service department sales and appraisal purchase processing fees collected from customers for the purchase of their vehicles. Through the second quarter ended August 31, 2002, third-party finance fees were recorded as a reduction to selling, general and administrative expenses. As a result of this change, other sales and revenues were reclassified for the three month period ended May 31, 2002. Third-party finance fees were $4.8 million in the first quarter of fiscal 2004 compared with $4.2 million in the same period last year.

(2) Percent calculations are based on amounts shown on the attached consolidated statements of earnings.



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CarMax, Inc.
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Comparable Store Retail Vehicle Sales Change
--------------------------------------------
                                                  Three Months Ended May 31
                                                  -------------------------
                                                    2003              2002
                                                    ----              ----
Vehicle units:
    Used vehicles........................            10%              12 %
    New vehicles.........................             3%              (4)%
Total....................................             9%              10 %

Vehicle dollars:
    Used vehicles........................             9%              14 %
    New vehicles.........................             3%              (4)%
Total....................................             8%              11 %


EARNINGS


(Amounts in millions except per share data)         Three Months Ended May 31
                                                    -------------------------
                                                  2003        2002      % Change
                                                  ----        ----      --------
Net earnings.................................    $35.3       $29.2         21%
Separation costs.............................    $ 0.0       $ 1.9        NM(2)
Earnings excluding separation
   costs.....................................    $35.3       $31.1         13%
Diluted weighted average shares
   outstanding...............................    104.8       104.8         --
Net earnings per share.......................    $0.34       $0.28(1)      21%
Earnings per share cost of
   separation................................    $0.00       $0.02        NM(2)
Earnings per share excluding
   separation costs..........................    $0.34       $0.30         13%

(1) All per share amounts are presented on a fully diluted basis. CarMax was a wholly owned subsidiary of Circuit City Stores, Inc. during the first quarter ended May 31, 2002. Historical earnings per share as previously reported for the CarMax Group included the entire dilutive effect of options and restricted stock applied only to the CarMax Group shares then outstanding. The current CarMax, Inc. consolidated financial statements present earnings per share to reflect the capital structure effective with the separation of CarMax from Circuit City Stores, Inc. Consequently, the options and restricted stock dilutive effect is spread over the larger number of CarMax, Inc. shares outstanding. For the first quarter ended May 31, 2002, previously reported earnings per CarMax Group share were 27 cents.

(2) Not meaningful.





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BUSINESS PERFORMANCE REVIEW

Selected Operating Ratios
-------------------------

                                                  Three Months Ended May 31
                                                  -------------------------
(Dollar amounts in millions)                   2003       %      2002       %
                                               ----       -      ----       -

Net sales and operating revenues...........  $1,172.8   100.0% $1,005.8   100.0%
Gross profit...............................  $  147.8    12.6% $  122.1    12.1%
CarMax Auto Finance income.................  $   25.7     2.2% $   19.8     2.0%
Selling, general and administrative
   expenses................................  $  115.6     9.9% $   93.0     9.3%
Separation costs...........................  $    0.0     0.0% $    1.9     0.2%
Selling, general and administrative
   expenses excluding separation costs.....  $  115.6     9.9% $   91.1     9.1%
Operating profit (EBIT)* ..................  $   58.0     4.9% $   48.9     4.9%
Operating profit (EBIT)* excluding
   separation costs........................  $   58.0     4.9% $   50.8     5.1%
Net earnings...............................  $   35.3     3.0% $   29.2     2.9%
Net earnings excluding separation costs....  $   35.3     3.0% $   31.1     3.1%

*Operating profit equals earnings before interest and taxes.


"Strong used unit sales - both comps and new store - were the primary reason that our first quarter earnings exceeded our original expectations," said Austin Ligon, president and chief executive officer. "At 10%, used unit comp growth was higher than even the strong 7% to 9% range we had forecast. We continue to improve store execution across our store base.

"Once again, we achieved our target for gross margin dollars per used unit," said Ligon. "We experienced the incremental SG&A expenses we expected. We began to incur higher-level operating expenses associated with being a stand-alone company in last year's third quarter following our separation from Circuit City. Also as anticipated, we saw slightly higher preopening expenses because we opened two stores this quarter compared with one store in last year's first quarter." The company estimated that incremental costs related to being a stand-alone company were roughly $5.5 million in the first quarter.


SECOND QUARTER EXPECTATIONS

"Our sales run rates lead us to anticipate used unit comp growth in the range of 6% to 8% for the second quarter," said Ligon. "We expect, as well, that our costs of funds will remain roughly at first quarter levels, benefiting CarMax Auto Finance. The second quarter will also be the last full quarter in which the additional expenses related to being a stand-alone company are incremental compared to last year. We expect earnings per share for the quarter in the range of 33 cents to 35 cents."



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STORE OPENINGS

CarMax entered the Las Vegas market in March and the Kansas City market in April, opening a standard used car superstore in each market. During the second quarter, CarMax plans to enter the Birmingham market with a standard superstore and to add a satellite superstore in Orlando. The company also expects to add 4 or 5 used car superstores during the second half of the fiscal year.


CONFERENCE CALL INFORMATION

CarMax will release first quarter earnings on Friday, June 20, 2003. The company will host a conference call for investors at 10:00 a.m. Eastern time on that date. Domestic investors may access the call at 1-888-298-3261 (conference I.D.:
1141667). International investors should dial 1-706-679-7457 (conference I.D.:
1141667). A live Web cast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 2:00 p.m. Eastern time on June 20 and will run through midnight, June 26, 2003. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.: 1141667) and international investors at 1-706-645-9291 (conference I.D.: 1141667). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.


ABOUT CARMAX

CarMax is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 42 used car superstores in 20 markets. CarMax also operates 16 new car franchises, 14 of which are integrated or co-located with its used car superstores. During the twelve month period ended May 31, 2003, the company sold 200,900 used cars, which is 90 percent of the total 223,400 the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.


FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, which are subject to risks and uncertainties that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations. These risk factors are set forth in more detail in the company's SEC filings.


Contact:   Dandy Barrett, Director of Investor Relations, (804) 935-4591




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                          CARMAX, INC. AND SUBSIDIARIES
                          -----------------------------
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                 -----------------------------------------------
                  (Amounts in thousands except per share data)
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                                                          Three Months Ended May 31
                                                          -------------------------
                                                 2003        %(1)             2002      %(1)
                                                 ----        ----             ----      ----
Sales and operating revenues:
    Used vehicle sales                       $  890,142      75.9        $  737,781     73.4
    New vehicle sales                           136,399      11.6           132,343     13.2
    Wholesale vehicle sales                     100,733       8.6            92,453      9.2
    Other sales and revenues                     45,561       3.9            43,226      4.3
                                             ----------     -----        ----------   ------
Net sales and operating revenues              1,172,835     100.0         1,005,803    100.0
Cost of sales                                 1,025,064      87.4           883,661     87.9
                                             ----------     -----        ----------   ------
Gross profit                                    147,771      12.6           122,142     12.1
CarMax Auto Finance income                       25,748       2.2            19,838      2.0
Selling, general and administrative expenses    115,553       9.9            93,037      9.3
Interest expense                                    754       0.1               694      0.1
Interest income                                     122        --                78       --
                                             ----------     -----        ----------   ------
Earnings before income taxes                     57,334       4.9            48,327      4.8
Provision for income taxes                       22,074       1.9            19,089      1.9
                                             ----------     -----        ----------   ------
Net earnings                                 $   35,260       3.0        $   29,238      2.9
                                             ==========     =====        ==========   ======
Weighted average common shares:
    Basic                                       103,156                     102,885
                                             ==========                  ==========
    Diluted                                     104,762                     104,753
                                             ==========                  ==========
Net earnings per share:
    Basic                                    $     0.34                  $     0.28
                                             ==========                  ==========
    Diluted                                  $     0.34                  $     0.28
                                             ==========                  ==========

(1)Percents of net sales and operating revenues may not total due to rounding.

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                                                     CARMAX, INC. AND SUBSIDIARIES
                                                     -----------------------------
                                                      CONSOLIDATED BALANCE SHEETS
                                                      ---------------------------
                                                        (Amounts in thousands)


                                                                              May 31                    February 28
                                                                    2003                2002                2003
                                                                -----------        ------------         ----------
                                                                            (Unaudited)
ASSETS
------
Current assets:
Cash and cash equivalents                                       $    32,029        $     61,445        $    34,615
Accounts receivable, net                                             73,940              52,331             56,449
Automobile loan receivables held for sale                            20,428               2,576              3,579
Retained interests in securitized receivables                       145,020             127,860            135,016
Inventory                                                           430,386             417,461            466,450
Prepaid expenses and other current assets                             8,464               1,646             12,636
                                                                -----------         -----------        -----------

Total current assets                                                710,267             663,319            708,745

Property and equipment, net                                         218,069             145,572            187,158
Deferred income taxes                                                 3,098                   -                  -
Other assets                                                         20,218              21,327             21,714
                                                                -----------        ------------        -----------

TOTAL ASSETS                                                    $   951,652        $    830,218        $   917,617
                                                                ===========        ============        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                $   139,824        $     91,479        $   117,587
Accrued expenses and other current liabilities                       47,125              22,694             44,682
Accrued income taxes                                                 16,136                   -                  -
Deferred income taxes                                                29,948              21,914             29,783
Short-term debt                                                      14,532               9,761             56,051
Current installments of long-term debt                                    -              55,324                  -
                                                                -----------        ------------        -----------

Total current liabilities                                           247,565             201,172            248,103

Long-term debt, excluding current installments                      100,000             100,000            100,000
Deferred revenue and other liabilities                               11,984               9,186             10,904
Deferred income taxes                                                     -               2,444              4,041
                                                                -----------        ------------        -----------

TOTAL LIABILITIES                                                   359,549             312,802            363,048

STOCKHOLDERS' EQUITY                                                592,103             517,416            554,569
                                                                -----------        ------------        -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $   951,652        $    830,218        $   917,617
                                                                ===========        ============        ===========


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                                                    CARMAX, INC. AND SUBSIDIARIES
                                                    -----------------------------
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                           -------------------------------------------------
                                                        (Amounts in thousands)

                                                                               Three Months Ended May 31
                                                                               -------------------------
                                                                              2003                    2002
                                                                          -----------             -----------
Operating Activities:
---------------------
Net earnings                                                              $   35,260              $   29,238
Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation and amortization                                              4,063                   4,138
    Amortization of restricted stock awards                                       32                      18
    Loss on disposition of property and equipment                                  -                      10
    Provision for deferred income taxes                                       (6,974)                   (586)
    Changes in operating assets and liabilities:
       Increase in accounts receivable, net                                  (17,491)                 (1,890)
       Increase in automobile loan receivables
         held for sale                                                       (16,849)                   (432)
       Increase in retained interests in securitized
         receivables                                                         (10,004)                 (7,177)
       Decrease (increase) in inventory                                       36,064                 (18,377)
       Decrease in prepaid expenses and
         other current assets                                                  4,172                     419
       Decrease (increase) in other assets                                     1,423                      (1)
       Increase in accounts payable, accrued expenses and
         other current liabilities and accrued income taxes                   41,856                   3,012
       Increase in deferred revenue and other liabilities                      1,080                     770
                                                                          ----------              ----------
Net cash provided by operating activities                                     72,632                   9,142
                                                                          ----------              ----------

Investing Activities:
---------------------
Purchases of property and equipment                                          (34,901)                (28,533)
Proceeds from sales of property and equipment                                      -                       6
                                                                          ----------              ----------
Net cash used in investing activities                                        (34,901)                (28,527)
                                                                          -----------             -----------


Financing Activities:
---------------------
Decrease in short-term debt, net                                             (41,519)                    (79)
Issuance of long-term debt                                                         -                  76,716
Equity issuances, net                                                          1,202                     907
                                                                          ----------              ----------
Net cash (used in) provided by financing activities                          (40,317)                 77,544
                                                                          ----------              ----------
(Decrease) increase in cash and cash equivalents                              (2,586)                 58,159
Cash and cash equivalents at beginning of year                                34,615                   3,286
                                                                          ----------              ----------
Cash and cash equivalents at end of period                                $   32,029              $   61,445
                                                                          ==========              ==========

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